UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 1, 2021 (July 1, 2021)
Date of report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6775 S. Edmond St., Suite #300 Las Vegas, Nevada, 89118
(Address of principal executive offices)(Zip Code)

(702) 722-6700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting. The 2021 Annual Meeting of Stockholders of PlayAGS, Inc. (the “Company”) was held on July 1, 2021.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders.

Matter One. Election of Director(s). The nominees listed below were elected Class I directors of the Company to hold office for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024 and until their successor has been elected and qualified, or until their earlier resignation.

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Daniel Cohen	22,670,569	4,833,281	5,656,152
Geoff Freeman	22,976,454	4,527,396	5,656,152
Yvette Landau	22,907,805	4,596,045	5,656,152

Matter Two. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as shown in the 2021 Proxy Statement.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
23,130,844	4,351,693	21,314	5,656,152

Matter Three. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
33,041,608	117,278	1,115	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Dated: July 1, 2021	By:	/s/ Victor Gallo
Name: Victor Gallo
Title: Secretary and General Counsel